UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: March 12, 2014
(Date of earliest event reported)

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055
_____________________________________

Delaware (State or other jurisdiction of incorporation)	82-0291227 (IRS Employer Identification No.)

101 East Lakeside Avenue
Coeur d’Alene, Idaho 83814
(Address of principal executive offices, including zip code)

(208) 664-4859
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2014, Timberline Resources Corporation (the “Registrant”) entered into a letter of intent (the “LOI”) dated effective March 11, 2014 with Wolfpack Gold Corp. (“Wolfpack”) pursuant to which the Registrant agreed in principal to merge with Wolfpack.  The majority of the terms and conditions of the LOI in relation to the proposed merger are non-binding on the parties and only set forth indicative terms pursuant to which the parties will negotiate and, if acceptable, execute a definitive, binding agreement (the “Definitive Agreement”).  The following describes those material terms of the LOI that are binding in accordance with its provisions.

The LOI provides for a binding exclusivity period expiring April 22, 2014, during which time the parties will conduct their respective due diligence.  Under the terms of the exclusivity provision each of the parties has agreed not to (a) solicit, initiate, encourage, facilitate or accept any inquiry, proposal or offer (an “Acquisition Proposal”) from any person (other than the parties hereto) with respect to any of the following transactions (“Alternative Transactions”) between such party or any of its affiliates and any person: (i) the acquisition or purchase by any person or group of persons acting jointly or in concert of any capital stock or other voting securities, or securities convertible into or exercisable or exchangeable for any capital stock or other voting securities, of such party or any of its affiliates representing 10% or more of the outstanding voting securities of such party or such affiliate, on a fully diluted basis, or of all or a material portion of the assets of such party or any of its affiliates;  provided however, that Wolfpack has acknowledged and agreed that the above exclusivity provisions do not and will not require that the Registrant cease any current discussions and negotiations with potential joint-venture partners for any of its Nevada properties, with the exception of Seven Troughs, and does not and will not prevent the Registrant from entering into a joint-venture arrangement in connection with any of its Nevada properties, with the exception of Seven Troughs, as such joint-venture may be approved by the Board of Directors of the Regsitrant and subject to the consent of Wolfpack; (ii) a merger, recapitalization, restructuring, reorganization, amalgamation, arrangement, joint venture or other business combination involving such party or any of its affiliates; or (iii) any other extraordinary business transaction involving or otherwise relating to such party or any of its affiliates; (b) participate in any discussions, conversations, negotiations or other communications with any person with respect to an Alternative Transaction; (c) enter into any agreement, arrangement or understanding with respect to an Alternative Transaction or pursuant to which such party may be required to delay, abandon, terminate or fail to consummate the Proposed Transaction; or (d) furnish any information to any person in connection with a proposed Alternative Transaction or otherwise assist, facilitate or encourage the making of, or cooperate in any way regarding, any Acquisition Proposal.

In addition, each of the parties agrees to cease and terminate immediately, and to cause its agents to cease and terminate immediately, any existing negotiations, discussions, conversations or other communications with respect to any Alternative Transaction.

Each party shall promptly advise all other parties of its receipt of any Acquisition Proposal and any request for information that may reasonably be expected to lead to or is otherwise related to any Acquisition Proposal, the identity of the person making such Acquisition Proposal or request for information and the terms and conditions of such Acquisition Proposal and shall refrain from engaging in any communication that may encourage the continuation or pursuit of such Acquisition Proposal.

To the extent permitted by applicable law and applicable stock exchange rules and regulations, the parties have agreed to maintain the confidentiality of information disclosed to each party in relation to the ongoing due diligence in relation to the proposed merger and the negotiation of the final terms and conditions of the proposed merger.

Both parties have agreed that during the exclusivity period they will advise the other party, on an ongoing basis, of their business operations and will not enter into any material agreement or any agreement with any insider, issue any securities (other than pursuant to the exercise of options or warrants outstanding as of the date of the LOI or the issuance of stock options to newly hired employees or as required by agreements in force and effect prior to the date hereof) or incur any material expenditures outside the ordinary course of business without the prior consent of the other party, such consent not to be unreasonably withheld.

Both parties have agreed to cooperate with the other party in connection with the completion of reasonable due diligence investigations. Both parties have agreed that all fees and expenses incurred in connection with the proposed merger will be borne by the party incurring such expenses.

Finally, under the terms of the LOI, Wolfpack has agreed to provide the Registrant with a bridge loan of up to US$1,000,000 to fund the working capital needs of the Registrant during the interim period prior to the completion of the proposed merger. The Registrant may draw down an initial US$500,000 and may thereafter request additional tranches of US$250,000.  The loan will mature on the earlier of completion of the merger with Wolfpack and one year and one day from the initial draw down under the loan.  The amount drawn will bear interest at 5% during the first six months of the loan and thereafter at 10% until repaid (in each case compounded annually).

In the event the proposed merger for any reason does not complete, Wolfpack will have the exclusive right, on the maturity date, to be paid the principal amount of the loan and interest in cash or elect to receive all or a portion thereof in shares of commons stock of the Registrant.  Repayment will be secured by the Registrant’s interest in the Seven Troughs property located in Pershing County, Nevada. In the event the Registrant decides for any reason to terminate discussions regarding the merger prior to execution of the Definitive Agreement, the Registrant will, in consideration for Wolfpack making the bridge loan, assign a 0.25% net smelter returns royalty in the Seven Troughs property to Wolfpack.

Completion of the proposed business combination is subject to a number of conditions, including satisfactory completion of due diligence by each of the parties, execution of a mutually acceptable Definitive Agreement by April 22, 2014, and receipt by both Wolfpack and the Registrant of all stock exchange and third party approvals, including shareholder approval, if required.

Item 7.01  Regulation FD Disclosure.

On March 13, 2014, the Registrant issued a press release attached hereto as Exhibit 99.1 announcing the proposed merger with Wolfpack.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

Exhibit	Description
99.1	Press Release, dated March 13, 2014*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: March 18, 2014	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer and Director

EXHIBIT INDEX
Exhibit	Description
99.1	Press Release, dated March 13, 2014